April 29, 2016

VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

RE:    Principal Life Insurance Company
Separate Account B
Principal Investment Plus Variable Annuity
Registration Statement on Form N-4
File No. 333-116220

I am Counsel for the above-referenced Registrant and have reviewed the attached post-effective amendment which is being filed pursuant to Rule 485(b) under the Securities Act of 1933. I hereby represent that the amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

Sincerely,

/s/ Doug Hodgson

Doug Hodgson
Counsel
711 High Street
Des Moines, Iowa 50392-0300
(515) 362-2384 (office)
(866) 496-6527 (facsimile)
hodgson.doug@principal.com